                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported):   April 17, 1998




                      AMERICAN EDUCATIONAL PRODUCTS, INC.
            (Exact name of registrant as specified in its charter)




COLORADO                           0-16310                          84-1012129
(State or other            (Commission file number)          (Employer Identi-
incorporation                                                    fication No.)




           6550 Gunpark Drive, Suite 200, Boulder, Colorado    80301
        (Address of principal executive offices)            (Zip Code)




      Registrant's telephone number, including area code:  (303) 527-3230





         (Former name or former address, if changed since last report)

ITEM 2:   ACQUISITION OF ASSETS
                    ---------------------

     On April 17, 1998, American Educational Products, Inc., a Colorado corporation, ("AMEP" or the "Company") closed upon and consummated a definitive Stock Purchase Agreement dated as of April 13, 1998, between the Company, Hubbard Scientific, Inc., a Colorado corporation and wholly-owned subsidiary of AMEP ("Hubbard"), on the one hand, and all of the shareholders of Learning and Leisure, Inc., a New York corporation ("L&L"), on the other, pursuant to which Hubbard purchased all of the outstanding common stock of L&L.

     L&L, through its wholly-owned subsidiary National Teaching Aids, Inc., a New York corporation ("NTA"), manufactures and distributes a line of supplementary teaching aids primarily used to illustrate microbiology concepts. The Company intends to relocate the operations of NTA from their present location in New Hyde Park, New York and to integrate them into Hubbard's existing manufacturing facility in Chippewa Falls, Wisconsin. Marketing, customer service and certain administrative functions will be transferred to an existing location in Ft. Collins, Colorado.

     By acquiring NTA, Hubbard acquired in the transaction all assets of NTA, including accounts receivable; inventory; prepaid expenses; long-term tangible assets consisting of production equipment, furniture, fixtures and office equipment; and goodwill subject to agreed-upon liabilities. As part of the transaction, Company licensed certain intangible assets, intellectual property and related tooling which will be transferred to Hubbard upon payment in full of the license fees and other items of the purchase price.

     The total purchase price paid for NTA was approximately $1,200,000. Consideration was composed of $250,000 cash at closing and $950,000 in the form of a Convertible Promissory Note payable to Seller. The Promissory Note bears interest at 7.5% and is payable in four annual principal installments of $237,500 plus accrued interest. At the option of AMEP, subject to certain limitations, all or part of the Promissory Note may be converted into AMEP common stock at a conversion rate of $10.00 per share, subject to certain conditions including the necessity that the Company's common stock trade at or above $11.00 per share prior to the conversion. In addition, the License Agreement requires total payments of $400,000 payable at the rate of $100,000 per year for four years. Certain former NTA employees entered into consulting contracts with Hubbard that require aggregate payments of $300,000 over a two year period. The cash utilized to consummate the transaction was obtained from the Company's available working capital resources.

ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------
     (a)  Financial Statements
          --------------------

          Pursuant to Item 7(a)(4), the Registrant declares that it is impracticable to provide the required audited financial statements relative to the acquired business at the time of this Report. Such audited financial statements required by Item 7(a) shall be filed not later than sixty (60) days after the filing of this Current Report on Form 8-K.

     (b)  Pro Forma Financial Information
          -------------------------------
          Pursuant to Item 7(b) and Item 7(a)(4), the Registrant declares it is impracticable to provide the required pro forma financial information relative to the acquired business at the time of this Report. Such pro forma financial information required by Item 7(b) shall be filed not later than sixty (60) days after the filing of this Current Report on Form 8-K.

     (c)  Exhibits
          --------
          Item      Title
          ----      -----
          1.1       Stock Purchase Agreement dated as of April 13, 1998.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   AMERICAN EDUCATIONAL PRODUCTS, INC.



Dated:      April 17, 1998         By:   /s/ Clifford C. Thygesen
                                        -----------------------------------
                                        Clifford C. Thygesen, President